Exhibit 99

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by MGM MIRAGE of Mandalay, and are derived from our historical financial statements, the historical financial statements of Mandalay, the historical financial statements of MotorCity Casino, 53.5% owned by Mandalay and sold in connection with the merger, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X. Mandalay has historically had a fiscal year-end of January 31. Therefore, the full-year historical Mandalay and MotorCity statements of income are for the year ended January 31, 2005. Since Mandalay did not complete its first fiscal quarter of fiscal 2006 before the close of the merger, the interim historical Mandalay and MotorCity statements of income are for the three months ended March 31, 2005 and the historical Mandalay and MotorCity balance sheets are as of March 31, 2005. Monte Carlo’s financial statements are as of and for the same periods as ours, because Monte Carlo has a calendar-year reporting period.

     For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on March 31, 2005. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2004. In all cases, we applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.

     The purchase price allocation reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation will be based on formal valuations of tangible assets, identification and valuation of identifiable intangible assets, and an analysis of the value of liabilities assumed. The final purchase price allocation may differ materially from the preliminary estimate due to different valuations and differences in useful lives and amortization methods applied to tangible and intangible assets. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisition of Mandalay been completed as of the dates presented. Additionally, the unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2005

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical (a)	Disposition (b)	Adjustments		Pro Forma
	(In thousands, except per share data)
Revenues
Casino	$614,813	$338,796	$26,697	$(108,386)	$—		$871,920
Rooms	274,054	222,066	36,275	—	—		532,395
Food and beverage	243,478	133,899	11,674	(11,364)	—		377,687
Entertainment, retail and other	193,861	85,297	7,540	(3,551)	(875	)(c)	282,272

	1,326,206	780,058	82,186	(123,301)	(875)		2,064,274
Less: Promotional allowances	(122,071)	(49,929)	(3,785)	10,414	—		(165,371)

	1,204,135	730,129	78,401	(112,887)	(875)		1,898,903

Expenses
Casino	310,789	187,891	11,706	(59,327)	—		451,059
Rooms	69,479	70,882	9,496	—	—		149,857
Food and beverage	134,311	87,539	9,631	(4,632)	—		226,849
Entertainment, retail and other	129,114	49,424	4,059	(1,156)	—		181,441
General and administrative	158,364	121,805	10,621	(13,132)	—		277,658
Corporate expense	26,791	22,215	—	—	—		49,006
Preopening and start-up expenses	2,524	—	—	—	—		2,524
Restructuring costs (credit)	(66)	—	—	—	—		(66)
Property transactions, net	4,203	1,249	(8)	15	—		5,459
Depreciation and amortization	110,495	47,303	4,244	(1,943)	2,649	(d)	162,748

	946,004	588,308	49,749	(80,175)	2,649		1,506,535

Income from unconsolidated affiliates	35,045	21,954	—	—	(28,483	)(a)	28,641
					125	(e)

Operating income	293,176	163,775	28,652	(32,712)	(31,882)		421,009

Non-operating income (expense)
Interest income	1,697	1,415	60	—	—		3,172
Interest expense, net	(101,468)	(50,222)	—	541	(46,280	)(f)	(197,429)
Non-operating items from unconsolidated affiliates	(2,787)	(2,038)	—	—	313	(e)	(4,512)
Other, net	(15,691)	2,615	—	—	—		(13,076)

	(118,249)	(48,230)	60	541	(45,967)		(211,845)

Minority interest	—	(14,950)	—	14,950	—		—

Income from continuing operations before income taxes	174,927	100,595	28,712	(17,221)	(77,849)		209,164
Provision for income taxes	(63,848)	(38,423)	—	6,027	17,198	(g)	(79,046)

Income from continuing operations	$111,079	$62,172	$28,712	$(11,194)	$(60,651)		$130,118

Basic earnings per share
Income from continuing operations	$0.39						$0.46

Shares used in calculation	282,516						282,516

Diluted earnings per share
Income from continuing operations	$0.38						$0.44

Shares used in calculation	294,646						294,646

     The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical (a)	Disposition (b)	Adjustments		Pro Forma
	(In thousands, except per share data)
Revenues
Casino	$2,223,965	$1,331,009	$104,299	$(418,778)	$—		$3,240,495
Rooms	911,259	792,524	121,428	—	—		1,825,211
Food and beverage	841,147	502,975	45,210	(44,858)	—		1,344,474
Entertainment, retail and other	696,117	372,708	33,990	(10,929)	(3,354	)(c)	1,088,532

	4,672,488	2,999,216	304,927	(474,565)	(3,354)		7,498,712
Less: Promotional allowances	(434,384)	(190,073)	(14,704)	37,516	—		(601,645)

	4,238,104	2,809,143	290,223	(437,049)	(3,354)		6,897,067

Expenses
Casino	1,102,513	697,231	54,652	(218,293)	—		1,636,103
Rooms	247,387	272,757	35,247	—	—		555,391
Food and beverage	482,417	354,654	32,927	(18,619)	—		851,379
Entertainment, retail and other	456,949	224,744	16,499	(4,287)	—		693,905
General and administrative	612,615	475,437	43,241	(50,709)	—		1,080,584
Corporate expense	77,910	64,372	—	—	—		142,282
Preopening and start-up expenses	10,276	—	—	—	—		10,276
Restructuring costs	5,625	—	—	—	—		5,625
Property transactions, net	8,665	4,507	(121)	(11)	—		13,040
Depreciation and amortization	402,545	189,786	15,193	(11,436)	10,594	(d)	606,682

	3,406,902	2,283,488	197,638	(303,355)	10,594		5,595,267

Income from unconsolidated affiliates	119,658	83,269	—	—	(89,781	)(a)	113,645
					499	(e)

Operating income	950,860	608,924	92,585	(133,694)	(103,230)		1,415,445

Non-operating income (expense)
Interest income	5,664	8,498	90	(23)	—		14,229
Interest expense, net	(378,386)	(188,441)	(12)	1,976	(185,121	)(f)	(749,984)
Non-operating items from unconsolidated affiliates	(12,298)	(8,245)	—	—	1,254	(e)	(19,289)
Other, net	(10,025)	—	—	—	—		(10,025)

	(395,045)	(188,188)	78	1,953	(183,867)		(765,069)

Minority interest	—	(61,220)	—	61,220	—		—

Income from continuing operations before income taxes	555,815	359,516	92,663	(70,521)	(287,097)		650,376
Provision for income taxes	(205,959)	(130,454)	—	24,682	68,052	(g)	(243,679)

Income from continuing operations	$349,856	$229,062	$92,663	$(45,839)	$(219,045)		$406,697

Basic earnings per share
Income from continuing operations	$1.25						$1.46

Shares used in calculation	279,326						279,326

Diluted earnings per share
Income from continuing operations	$1.21						$1.41

Shares used in calculation	289,332						289,332

     The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2005

	MGM MIRAGE	Mandalay	Monte Carlo	MotorCity	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical (a)	Disposition (b)	Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$395,746	$214,487	$18,645	$(72,624)	—		$556,254
Accounts receivable, net	218,360	86,526	10,249	(1,200)	—		313,935
Inventories	70,553	40,570	3,101	(512)	—		113,712
Deferred income taxes	39,670	10,006	—	—	—		49,676
Prepaid expenses and other	85,299	52,788	4,627	(15,677)	—		127,037

Total current assets	809,628	404,377	36,622	(90,013)	—		1,160,614

Property and equipment, net	8,909,721	3,491,400	293,596	(82,151)	(5,343	)(c)	16,553,068
					596,814	(h)
					3,349,031	(i)
Other assets
Investments in unconsolidated affiliates	856,241	575,364	—	—	(696,166	)(j)	703,868
					(31,571	)(e)

Goodwill and other intangible assets, net	232,902	140,471	—	(102,497)	1,226,855	(k)	1,700,506
					(37,965	)(l)
					240,740	(m)
Deposits and other assets, net	322,806	152,337	2,445	(6,280)	16,282	(n)	501,373
					13,783	(o)

Total other assets	1,411,949	868,172	2,445	(108,777)	731,958		2,905,747

	$11,131,298	$4,763,949	$332,663	$(280,941)	$4,672,460		$20,619,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$123,342	$54,154	$2,161	$(2,950)	$—		$176,707
Income taxes payable	15,762	22,988	—	115,000	—		153,750
Current portion of long-term debt	14	328	—	—	—		342
Accrued interest on long-term debt	82,828	31,874	—	—	—		114,702
Other accrued liabilities	586,340	209,105	21,235	(25,001)	—		791,679

Total current liabilities	808,286	318,449	23,396	87,049	—		1,237,180

Deferred income taxes	1,802,297	208,339	—	24,739	1,272,164	(p)	3,307,539
Long-term debt	5,334,650	2,648,308	—	(525,000)	138,375	(q)	12,702,459
					(400,000	)(r)
					(243,914	)(s)
					5,750,040	(t)
Other long-term obligations	163,269	233,047	79	(49,360)	2,420	(o)	349,455
Minority interest	—	57,771	—	(57,771)	—		—

Commitments and contingencies

Stockholders’ equity
Partners’ equity	—	—	309,188	—	(309,188	)(u)	—
Common stock	3,532	1,913	—	—	(1,913	)(u)	3,532
Capital in excess of par value	2,484,121	630,953	—	—	(630,953	)(u)	2,484,121
Deferred compensation	(8,978)	(49,088)	—	—	49,088	(u)	(8,978)
Treasury stock, at cost	(1,110,551)	(1,061,615)	—	—	1,061,615	(u)	(1,110,551)
Retained earnings	1,655,548	1,840,251	—	239,402	(2,079,653	)(u)	1,655,548
Accumulated other comprehensive income (loss)	(876)	(64,379)	—	—	64,379	(o)	(876)

Total stockholders’ equity	3,022,796	1,298,035	309,188	239,402	(1,846,625)		3,022,796

	$11,131,298	$4,763,949	$332,663	$(280,941)	$4,672,460		$20,619,429

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

     The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of MGM MIRAGE and Mandalay Resort Group (“Mandalay”) on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Mandalay by MGM MIRAGE. The acquisition will be recorded using the purchase method of accounting, with MGM MIRAGE as the acquirer.

     Mandalay has historically had a fiscal year-end of January 31. Therefore, the full-year historical Mandalay and MotorCity statements of income are for the year ended January 31, 2005. Since Mandalay did not complete its first fiscal quarter of fiscal 2006 before the close of the merger, the interim historical Mandalay and MotorCity statements of income are for the three months ended March 31, 2005 and the historical Mandalay and MotorCity balance sheets are as of March 31, 2005. Monte Carlo’s financial statements are as of and for the same periods as ours, because Monte Carlo has a calendar-year reporting period.

     The share and per share amounts in the accompanying unaudited forma condensed combined financial statements have been revised to reflect a stock split effected in the form of a 100% stock dividend distributed on May 18, 2005. Certain reclassifications have been made to the historical Mandalay financial statements to conform to the presentation used in the MGM MIRAGE historical financial statements. Such reclassifications had no effect on Mandalay’s previously reported income from continuing operations.

     For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on March 31, 2005. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2004.

2. Preliminary Purchase Price Allocation

     The following table sets forth the determination of the consideration paid for Mandalay as if the acquisition occurred on March 31, 2005 (in thousands, except per share amounts):

Cash consideration for outstanding Mandalay shares and stock options ($71 per share, 67.5 million outstanding shares and 0.8 million outstanding options at a weighted average exercise price of $22.55)	$4,832,233
Estimated fair value of Mandalay long-term debt being assumed or refinanced	2,387,011
Payment due on convertible debentures, $71 per converted share, 8.1 million converted shares	573,893
Estimated transaction costs and expenses	100,000

7,893,137
Less: Proceeds from sale of MotorCity Casino	(525,000)

$7,368,137

The following table sets forth the preliminary allocation of purchase price (in thousands):

Current assets	$350,986
Property and equipment	7,217,649
Goodwill	1,226,855
Other intangible assets	240,749
Other assets	451,892
Assumed liabilities, excluding long-term debt	(614,752)
Deferred taxes	(1,505,242)

$7,368,137

     The amount allocated to intangible assets includes existing Mandalay intangible assets and the recognition of customer lists with an estimated value of $9 million and an estimated useful life of 5 years and trade names and trademarks with an estimated value of $232 million and an indefinite life.

3. Pro Forma Adjustments

     The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

(a)	To reflect the historical results of operations and assets and liabilities of Monte Carlo as if it were a consolidated subsidiary and to reflect the elimination of income from unconsolidated affiliate from the MGM MIRAGE and Mandalay historical financial statements. Purchase price adjustments related to recording the assets and liabilities of Monte Carlo at fair value are included in the pro forma adjustments. Monte Carlo is a partnership and therefore does not record a provision for income taxes. An adjustment to reflect an income tax provision on Monte Carlo’s income is included in pro forma adjustment (g) below.

(b)	To reflect the disposition of MotorCity Casino, of which Mandalay held a 53.5% interest and consolidated. Proceeds from the sale of MotorCity are assumed to be used to reduce outstanding borrowings, thereby reducing interest expense (reflected in the pro forma adjustment column — see pro forma adjustment (f)).

(c)	To eliminate intercompany payments from MGM MIRAGE to Monte Carlo related to the removal of service of the tram connecting Bellagio and Monte Carlo to facilitate the construction of the Bellagio expansion.

(d)	To reflect adjustments to depreciation and amortization related to the recognition of depreciable property and equipment at fair value and the recognition of definite-lived intangible assets in the preliminary purchase price allocation.

(e)	To reflect adjustments to the value of Mandalay’s investments in unconsolidated affiliates other than Monte Carlo, and the related income statement impacts.

(f)	To reflect the pro forma interest expense resulting from the merger. The pro forma interest expense reflects the interest on $4.6 billion of incremental new borrowings and amortization of debt issuance costs related to the new borrowings, offset by the amortization of the premium recorded resulting from recording the Mandalay debt assumed in the transaction at fair value. We have entered into a $7 billion bank credit facility to finance the Mandalay merger. The bank credit facility consists of entirely variable rate borrowings, with an assumed weighted average interest rate of 4.7% (variable rate debt based on LIBOR at March 31, 2005). A 0.125% change in the estimated interest rate would result in a $5.7 million change in annual pro forma interest expense.

(g)	To reflect the tax effect of the pro forma adjustments at the 35% statutory rate. Also included in this amount is an adjustment to reflect an income tax provision on Monte Carlo’s income at the 35% statutory rate. See also pro forma adjustment (a) above.

(h)	To reflect the net increase in value of Monte Carlo’s property and equipment.

(i)	To reflect the net increase in value of Mandalay’s property and equipment.

(j)	To eliminate the historical investments in Monte Carlo of MGM MIRAGE and Mandalay.

(k)	To reflect the estimated goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

(l)	To reflect the write-off of Mandalay’s historical goodwill.

(m)	To reflect the intangible assets arising from the transaction.

(n)	To reflect the write-off of Mandalay’s historical deferred financing costs and the financing costs incurred on borrowings to fund the merger.

(o)	To reflect adjustments to the amounts recorded for Mandalay’s Supplemental Executive Retirement Program (“SERP”). In purchase accounting, the pension liability is adjusted to equal the projected benefit obligation, and all other amounts related to the SERP are written off. These adjustments also include an adjustment to reflect the required additional funding of the life insurance contracts on SERP participants in the case of a change in control, included in deposits and other assets.

(p)	To reflect the deferred tax effects of the pro forma adjustments.

(q)	To reflect Mandalay’s long-term debt at fair value.

(r)	To reflect the conversion of Mandalay’s $400 million of convertible debentures, due 2033. Holders of the convertible debentures are entitled to merger consideration at $71 per share on a basis of 8,083,000 converted shares.

(s)	To reflect the refinancing of amounts outstanding under Mandalay’s existing bank credit facility and capital lease facility.

(t)	To reflect the issuance of new debt to finance the acquisition.

(u)	To eliminate the historical equity balances of Mandalay and Monte Carlo.

4. Cost Savings, Merger-related Charges, and Disposals of Long-lived Assets

     The unaudited pro forma condensed combined financial statements do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the Mandalay acquisition.

     The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other merger-related charges and liabilities resulting from possible actions taken as a result of the integration of Mandalay, such as certain exit activities, contract terminations or severance. We have not finalized such plans and any charges related to such actions may be material.

     The unaudited pro forma condensed combined financial statements reflect the disposition of Mandalay’s interest in MotorCity Casino in Detroit, Michigan. The unaudited pro forma condensed combined financial statements do not reflect any other disposals of long-lived assets. We do not currently intend to dispose of any other operating casino resorts. We may dispose of other long-lived assets, such as undeveloped land or certain corporate assets, such as airplanes, but no assurance can be give as to if and when such disposals will occur.